EXHIBIT 23.6


                          CONSENT OF FINANCIAL ADVISOR


The Board of Directors
Southern Arizona Bancorp, Inc.:

We hereby expressly consent to any reference to our firm in the Proxy State-ment/Prospectus, the inclusion of our opinion, dated February 29, 1996, as an exhibit to the Proxy Statement/Prospectus, and to the filing of our opinion with any other appropriate governmental agency.

                                          M ONE, Inc.



                                  By:     /s/ Marilyn R. Seymann
                                          ------------------------------------
                                          Marilyn R. Seymann
                                          President and Chief Executive Officer


Phoenix, Arizona


April 3, 1996




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